NESTOR, INC.
      One Richmond Square Providence, Rhode Island 02906
                        (401) 331-9640

                                  November 10, 1995

To Our Stockholders:

          You are cordially invited to attend the annual meeting of stockholders of Nestor, Inc. (the "Company") to be held at the DAYS HOTEL, located at 220 INDIA STREET, PROVIDENCE, RI, on Tuesday, December 5, 1995, at 2:00 p.m., local time. The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe the matters to be acted upon at the annual meeting.

          A proxy card is also enclosed. Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Accordingly, after reading the enclosed proxy statement, you are urged to complete, date, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States. If you attend the annual meeting, you may then revoke your proxy by voting in person.

          We look forward to greeting personally as many of our stockholders as possible at the annual meeting.

                                  Sincerely yours,
                                  David Fox
                                  President and
                                  Chief Executive Officer

Directions to Days Hotel:
Function Room:  Bayview
South (from New York)    North (from Boston)      East (from Cape Cod)
95 North                 95 South                 195 West
195 East (Cape Cod)      195 East (Cape Cod)      Exit 3 (Gano Street)
Exit 3 (Gano Street)     Exit 3 (Gano Street)     Left off exit ramp
Left off exit ramp       Left off exit ramp       Second right into Second
right into               Second right into        hotel parking lot
hotel parking lot        hotel parking lot


                         NESTOR, INC.
                       One Richmond Square
Providence, Rhode Island  02906  (401) 331-9640

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held
                 on December 5, 1995

To the Stockholders of Nestor, Inc.:

          NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Nestor, Inc., a Delaware corporation (the "Company"), will be held at the DAYS HOTEL located at 220 India Street, Providence, Rhode Island, on December 5, 1995, at 2:00 p.m. local time, to act upon the following:
          1. To consider and vote upon the election of nine directors, each to hold office until the next annual meeting and until his successor is elected and qualified;
          2. To approve the selection of independent auditors for the Company for its fiscal year ending June 30, 1996; and
          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
          Only stockholders of record as of the close of business on October 20, 1995, will be entitled to vote at the meeting.
          By Order of the Board of Directors,
          Herbert S. Meeker, Secretary

Providence, Rhode Island
November 10, 1995

IMPORTANT:   THE HOLDERS OF A MAJORITY OF THE OUTSTANDING
SHARES OF COMMON STOCK AND SERIES B, SERIES C AND SERIES D CONVERTIBLE PREFERRED STOCK, VOTING AS A GROUP, MUST BE REPRESENTED AT THE ANNUAL MEETING IN PERSON OR BY PROXY IN ORDER TO HAVE A QUORUM. THEREFORE, WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY BY VOTING IN PERSON.


                        PROXY STATEMENT

                         NESTOR, INC.
                      One Richmond Square
         Providence, Rhode Island 02906 (401) 331-9640

ANNUAL MEETING OF STOCKHOLDERS To Be Held December 5, 1995

          This proxy statement is being furnished to holders of shares of (i) common stock, par value $.01 per share (the "Common Stock") and (ii) the Series B, Series C and Series D Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of Nestor, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the annual meeting of stockholders to be held December 5, 1995, at 2:00 p.m. local time at the DAYS HOTEL located at 220 India Street, Providence, Rhode Island. This proxy statement and the enclosed form of proxy are first being mailed on or about November 10, 1995 to stockholders of the Company entitled to vote.

                            PROXIES

          The shares represented by each properly executed and dated proxy which is not revoked as set forth below will be voted at the annual meeting in accordance with the instructions given. If no instructions are given on the proxy, the proxy will be voted FOR each of the nominees for director listed herein, FOR the approval of the selection of independent auditors and, in the discretion of the proxy holders, on such other business as may properly come before the annual meeting or any adjournments or postponements thereof, as further described herein.
                    REVOCABILITY OF PROXIES

          A proxy executed in the form enclosed may be revoked at any time prior to its exercise by notifying in writing the Secretary of the Company of such revocation at the Company's principal executive offices, by delivering a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

                PERSONS MAKING THE SOLICITATION


          The accompanying proxy is being solicited on behalf of the Company's Board of Directors. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, none of whom will receive additional compensation in connection with such solicitation. The expense of the solicitation of proxies for the annual meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of the Common Stock and Preferred Stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.



                       VOTING SECURITIES

          The Common Stock and the Preferred Stock are the only outstanding classes of securities of the Company entitled to vote at the meeting. Holders of record of the Common Stock and the Preferred Stock at the close of business on October 20, 1995, (the "Record Date") will be entitled to vote on the matters to be voted upon at the annual meeting. At the close of business on the Record Date, 7,774,908 shares of the Common Stock, 2,495,000 shares of Series B Preferred Stock, 2,470 shares of Series C Preferred Stock and 192,288 shares of Series D Preferred Stock were outstanding and entitled to vote as a group at the meeting.

          The 2,470 shares of Series C Convertible Preferred Stock is convertible subject to adjustment into an aggregate of 2,313,332 shares of Common Stock and each holder of the Series C Preferred is entitled to vote a number of shares equal to the greatest number of whole shares of Common Stock into which the holders of the shares of Series C Preferred could be converted at the Record Date and the holders of shares of Common Stock and Series B and Series D Convertible Preferred Stock, which are convertible on a share for share basis, are entitled to one vote per share of Common Stock held or into which the Series B and Series D Preferred Stock could be converted.
          The presence, in person or by proxy, of the holders
of a      majority of the outstanding shares of the Common
Stock and
Preferred Stock voting as a group will constitute a quorum for the transaction of business at the annual meeting.



                  SECURITY OWNERSHIP OF CERTAIN
               BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of October 20, 1995, the beneficial ownership of shares of the Common Stock and Preferred Stock of (i) any person who is known by the Company to own more than 5% of the voting securities of the Company, (ii) the Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose salary and bonus exceed $100,000 for the fiscal year ended June 30, 1995 (collectively, the "Names of Executive Officers"), (iii) each director, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's common stock listed below have sole investment voting power with respect to such shares, subject to any applicable community property laws:

Name and address              Amount and nature of   Percent
of beneficial owner           beneficial ownership   of class
Leon Cooper                   989,640 (1)            7.84
49 Intervale Road
Providence, RI

Charles Elbaum                1,104,819 (1)          8.76
85 Lorraine Ave.
Providence, RI

David Fox                     678,074 (2)            5.27
265 West Trail
Stamford, CT

Simon N. Heifetz              360,000 (1) (3)        2.84
100 Riverside Drive
New York, NY

Herbert S. Meeker             278,113 (1)            2.20
115 East 35th St.
New York, NY

Reliance Group                872,078                6.91
Holdings, Inc.
Park Avenue Plaza
New York, NY

Jeffrey B. Harvey             156,800 (4)            1.23
114 Woodbury Drive
Amherst, New York 14226

Bruce W. Schnitzer            4,201,530 (5)          29.34
929 Park Avenue
New York, New York 10028

Thomas F. Hill                130,000 (6)            1.02
320 East 57th Street
New York, New York 10022

All executive officers        8,450,004 (7)          55.48
and directors as a group
(13 persons)

________________

(1)Includes 60,000 shares of Series B Convertible Preferred
   Stock.


(2)Includes 68,000 shares of common stock which Mr. Fox may acquire upon the exercise of a warrant, 175,000 shares of common stock which he may acquire on a fully vested basis upon the exercise of options granted under the Company's incentive stock option plan and 20,000 shares of Series B Convertible Preferred Stock.



(3)Includes 60,000 shares of common stock which Mr. Heifetz may acquire on a fully vested basis upon the exercise of an option granted under the Company's incentive stock option plan.



(4)Includes 100,000 shares of Series B Convertible Preferred
   Stock and 50,000 Preferred Warrants, and 5,000 shares of common stock which may be acquired on a fully vested basis.



(5)Bruce W. Schnitzer is the Chairman and owns 66% of the outstanding Common Stock of Wand (Nestor) Inc., a Delaware corporation, which, as a general partner, controls Wand/Nestor Investments L. P. and Wand/Nestor Investments L.
   P. II, Delaware limited partnerships, which purchased an aggregate of 2,470 shares of Series C Convertible Preferred Stock (convertible, subject to adjustment, into 2,313,332 shares of Common Stock of the Company), an aggregate of 20,000 shares of Series D Convertible Preferred Stock (convertible into shares of Common Stock on a share-for-share basis after January 1, 1996) and the Common Stock Purchase Warrant to acquire 1,000,000 shares of Common Stock of the Company in a private placement transaction. Bruce W. Schnitzer disclaims beneficial ownership of these securities except to the extent of his "pecuniary interest," as such term is defined in Rule 16a-1 of the Securities Exchange Act, therein as owner of a 6.2303% limited partnership interest in Wand/Nestor Investments L.P. and as the owner of 66% of Wand (Nestor) Inc.'s 1% general partnership interest in
   Wand/Nestor Investments L. P.
   Bruce W. Schnitzer is the Chairman and owns 66% of the outstanding Common Stock of Wand Partners Inc., a Delaware corporation, which, as general partner controls Wand Partners L. P., a Delaware limited partnership, which has been granted by the Company a Common Stock Fee Purchase Warrant to acquire 250,000 shares of Common Stock of the Company at a price of $2.00 per share. Bruce W. Schnitzer disclaims beneficial ownership of this Warrant except to the extent of his "pecuniary interest," as defined in Rule 16a-1, therein, as the indirect owner of a 33% partnership interest in Wand Partners L. P.



(6)Includes a Common Stock Fee Purchase Warrant to acquire
   130,000 shares of the Common Stock of the Company exercisable until August 1, 2004, at a price of $2.00 per share issued to Hill & Partners of which Mr. Hill is President and sole owner.



(7)(i) includes 663,000 shares of Common Stock of the Company which may be acquired on a fully vested basis upon the exercise of the options granted to employees of the Company under the Company's Incentive Stock Option Plan, (ii) 200,000 shares of Series B Convertible Preferred Stock owned by four officers and directors of the Company and (iii) 88,000 shares of Common Stock which may be acquired upon the exercise of Warrants issued to two directors.


                     ELECTION OF DIRECTORS

          At the Annual Meeting, nine directors will be elected to hold office until their successors have been duly elected and qualified as provided in the Company's Certificate of Incorporation and By-Laws. The following persons have consented to be nominated and, if elected, to serve as directors of the Company: Sam Albert, Leon N Cooper, Charles Elbaum, David Fox, Jeffrey B. Harvey, Simon N. Heifetz, Thomas
F. Hill, Herbert S. Meeker and Bruce W. Schnitzer.   None of
the nominees is related by blood, marriage or adoption to any other director, executive officer or nominee.

Directors and Executive Officers

          The following table sets forth information, regarding the directors, nominees and executive officers of the Company:

Director/                                              Capacities
Officers                                               in which
Name                                         Age  Since     Served
Sam Albert                                   62   1991 Director

Leon N Cooper                                65   1983 Co-Chairman and
                                             Director

Charles Elbaum                               69   1983 Co-Chairman and
                                             Director

David Fox                                    59   1983 President, CEO
                                             and Director

Jeffrey B. Harvey                            46   1993 Director

Simon N. Heifetz                             64   1983 Vice-Chairman
                                             Chief Financial Officer
                                             Treasurer and Director
Thomas F. Hill                               50   1994 Director

Herbert S. Meeker                            70   1983 Secretary and

                                             Director

Bruce W. Schnitzer                           51   1994 Director



Sushmito Ghosh                               36   1995 Vice President
                                             Risk Management

Michael T. Glier                             47   1992 Vice President
                                             Embedded Systems

Thomas Halket                                47   1993 Assistant
                                             Secretary

Kevin C. Hughes                              42   1991 Vice President
                                             Finance & Administration

Douglas L. Reilly                            43   1983 Sr. Vice
                                             President Strategic
                                             Analysis & Technology

Christopher Scofield                         38   1989 Vice President
                                             Applied Systems


          Sam Albert became a Director of the Company as of April 1991. Mr. Albert is a former IBM Corporation executive who retired after thirty years in 1989, as IBM Director of Business and Management Services Industries. Mr. Albert is currently President of Sam Albert Associates, an independent management consulting firm specializing in developing marketing strategies and facilitating strategic relationships for the information technology industry. Mr. Albert also serves on the Boards of the Outsourcing Institute, the Information Technology Services Division of the Information Technology Association of America (ITAA), the Computer Museum (Boston) as well as the Advisory Boards of Cross Access and Quantum Development Corp.

          Leon N Cooper is the Thomas J. Watson Senior
Professor of Science at Brown University which represents his principal occupation. He specializes in theoretical physics including lowtemperature physics, and has also done theoretical work in modeling neural networks, which are networks of nerve cells. Dr. Cooper is the Director of the Brown University Institute for Brain and Neural Systems which consists of a group of scientists applying various disciplines to the study of the brain as well as Professor in the Departments of Physics and Neuroscience. He was awarded the Comstock Prize by the National Academy of Science in 1968 and the Nobel Prize in Physics in 1972 for his contributions to the theory of superconductivity. He is a Fellow of the American Physical Society of the American Academy of Arts and Sciences, a member of the American Philosophical Society and the National Academy of Sciences, and is the author of many publications. Professor Cooper was a general partner of Nestor Associates ("Nestor"), the predecessor of the Company, from its inception until May 1983, and is currently a part-time consultant to the Company.

          Charles Elbaum has been a Professor of Physics at Brown University since 1963, specializing in experimental solid-state physics, including the design of circuits and information processing systems, which represents his principal occupation. He was also Chairman of the Physics Department at Brown. He is a Fellow of the American Physical Society, a member of several scientific and professional societies and is the author of many publications, and is the Hazard Professor of Physics at Brown University. Professor Elbaum was a general partner of Nestor from its inception until May 1983, and is currently a part-time consultant to the Company.

          David Fox was President of Container Transport International, a container leasing concern, from 1971 to 1982. Mr. Fox was President of Cognitive Systems, Inc. ("CSI"), a computer software company, from 1983 until 1986 and a director of CSI from 1983 until 1987. On July 17, 1989, Mr. Fox was appointed President and Chief Executive Officer of the Company.

        Jeffrey B. Harvey joined the Company's Board of Directors in September 1993. Mr. Harvey has been in the brokerage business since 1976 and is currently Assistant Vice President of Paine Webber. He is a graduate of the Massachusetts Institute of Technology where he received his Master of Science Degree in Nuclear Engineering. Mr. Harvey is also a director of Nova American Group an insurance underwriter in Buffalo, NY.

          Simon N. Heifetz is the Chief Financial Officer of the Company, and served as its President from 1983 to August 1986, when he was elected Vice Chairman of the Company. Mr. Heifetz was a general partner of Nestor from its inception until May 1983. Mr. Heifetz is principally engaged in fulfilling his duties as Vice Chairman and Chief Financial Officer of the Company.

          Thomas F. Hill joined the Company's Board of Directors in August 1994. He is President of Hill & Partners, a consulting firm with broad experience in marketing, sales and business planning, and a director of the private investment firm, Wand Partners. Mr. Hill works closely with the management of companies invested in or acquired by Wand to improve their business strategies, sales and marketing productivity, and overall performance. Hill's clients during his twenty-five year career have included Marsh & McLennan, Bristol Meyers, Royal Dutch Shell, CBS, Nestle, Proctor & Gamble, Toyota and Unilever. Mr. Hill serves as a director of Diagraph Corporation, a manufacturer of automated industrial marking systems; Old American Insurance Services, a specialty insurance provider; Information Management Associates, a marketing, sales and customer service software provider; and Yankelovich Partners, a marketing research company.

          Herbert S. Meeker is an attorney and partner in the law firm of Baer Marks & Upham, which is general counsel to the Company. Mr. Meeker was a general partner of Nestor from its inception until May 1983, and is Secretary of the Company. He is currently Secretary and a director of Oratronics, Inc., a manufacturer of titanium dental implants and instruments.

          Bruce W. Schnitzer joined the Company's Board of Directors in August 1994. Mr. Schnitzer is Chairman of Wand Partners, a private investment firm in which the principal limited partners are S. G. Warburg, a leading international investment bank and Mercury Asset Management, a prominent
international investment manager.   Wand engages in management
buy-outs and growth capital investments with a portfolio weighted in favor of information service and financial service companies.
Mr. Schnitzer's experience prior to establishing Wand in 1987 includes having served as President and CEO of Marsh & McLennan, Inc. and head of the Merger and Acquisition Advisory Department of J. P. Morgan. Mr. Schnitzer presently serves as director of the following U. S. companies with publicly quoted securities: Chartwell Re Corporation (a property and casualty insurance holding company) Life Partners Group, Inc. (a life insurance holding company); Penn Corp Financial Group (a life insurance holding company); and AMRESCO Inc. (real estate investment manager). From 1985 to 1987, Mr. Schnitzer was engaged principally as a private merchant banker in New York city. From 1983 to 1985, Mr. Schnitzer served as President and Chief Executive Officer or Marsh & McLennan, Incorporated, an insurance brokerage firm.

          Sushmito Ghosh, the newest member of the Company's executive team, has actually been with Nestor since 1986 when he joined the Company as a software engineer and was named an officer of the company in 1995. As a principal designer of Nestor's internal R&D software environment, Mr. Ghosh has an in depth knowledge of Nestor's technology and has developed neural network models for machine vision, on-line character recognition, mortgage portfolio analysis and securities
trading.    He  has served as project manager, overseeing all
phases of development, customization and implementation of
Nestor's  fraud detection system solutions.   As Vice President
of Risk Management, Mr. Ghosh's responsibilities include delivery of Nestor's proactive fraud risk management system PRISM, and the development and implementation of a marketing
and sales plan.   Mr. Ghosh holds a Masters Degree in
Engineering from the University of Rhode Island and has completed the Neural Networks and Machine Learning Program offered at the Massachusetts Institute of Technology. He has co-authored a number of technical publications.

          Michael T. Glier joined the Company in December 1990 to provide architectural direction and manage the implementation of a DARPA funded project to develop the Ni1000 Recognition Accelerator neural network chip with Intel. He was named an officer of the Company in December 1992, and currently serves as Vice President of the Embedded Systems Division. He is responsible for managing the development and marketing of products utilizing commodity hardware to accelerate the Company's proprietary software products. Mr. Glier was a co-recipient of the 1994 Discover Award for Computer Hardware and Electronics. Mr. Glier's experience spans 27 years in the electronics industry, from space-based systems to multiprocessor design. He has authored two patents, two technical papers and has coauthored several technical articles.

          Thomas D. Halket became Assistant Secretary of the Company in 1993. Mr. Halket is an outside counsel for the Company. For the last six years, he has been in solo private practice in Larchmont, New York. Prior to that, he was affiliated with law firms in New York City and Boston, Massachusetts and was Assistant General Counsel to Engelhard Corporation. Mr. Halket holds a law degree from Columbia University and a Bachelors Degree and a Masters Degree in Physics from the Massachusetts Institute of Technology.

          Kevin C. Hughes became an officer and Comptroller of the Company during 1991, and was appointed Vice President, Finance and Administration in February 1995. He has been employed by the Company since December 1, 1987, and prior to that he was Comptroller of Comco, Inc., a wholesaler and retailer of tapes, compact disks and records, during 1984. Between 1985 and 1987 he attended the University of Rhode Island from which he received an M.B.A. during May 1987.
          Douglas L. Reilly is Sr. Vice President Strategic Analysis & Technology. From 1989 to 1994, he served as Vice President for Product Development and Financial Applications for the Company and served as its Vice President for Research and Development from 1983 until 1989. Dr. Reilly received his Doctoral Degree in Physics from Brown University in 1980, working with Leon Cooper and Charles Elbaum to design neural network systems for pattern recognition. Dr. Reilly continued this work as a Research Associate until 1982 and as Assistant Professor for Research at Brown from 1982 to 1983, and co-authored a patent with Dr. Cooper and Dr. Elbaum on the RCE neural network paradigm. Dr. Reilly became the Company's first full time employee in 1983, with responsibility for the hiring, development and day-to-day management of the Company's
technical organization.   He developed the first prototype
systems of the Company's technology in character recognition, and led all research and development of the Company from 1983 until 1989, producing prototypes and products for character recognition, machine vision, and applications of the technology to decision making and risk assessment in financial services. He is a coauthor on three of the Company's patents and has written numerous articles in the field of neural network design and application.

          Christopher Scofield became an officer of the Company during December 1989, when he was named Vice President of the Applied Systems Division of the Company. He earned a Doctoral Degree in Physics at Brown University in 1984 and has served as Adjunct Associate Professor at the University's Center for Neural Sciences since 1987. He has been actively employed by the Company since 1984 when he became Manager of System Design, working to design/code the Company's proprietary neural network system. In 1986 he was named Director of Research and managed all research and development of new applications in the industrial vision and financial risk assessment fields. He has co-authored four of the Company's patents and together with David Morgan has co-authored the text "Neural Networks and Speech Processing".

Committees and Meetings of the Board of Directors

          The Company's Board of Directors held nine meetings during the fiscal year ended June 30, 1995. The incumbent directors attended all of these meetings. Directors did not, during the last fiscal year, receive fees for attending meetings of the Board. The Company does not have a Nominating Committee.

          The Company has an Audit and Finance Committee consisting of Sam Albert, Herbert S. Meeker and Simon N. Heifetz. This committee generally selects and reviews recommendations made by the Company's independent public accountants. The Audit and Finance Committee met once during the fiscal year ended June 30, 1995. The Company also has a Management Compensation Committee consisting of Jeffrey B. Harvey, Sam Albert and Herbert S. Meeker. The Committee meets periodically to review and consider compensation matters relating to employees of the Company.

Compensation of Executive Officers

     The following table sets forth information for the fiscal year ended June 30, 1995, 1994 and 1993 compensation paid by the Company to the chief executive officer and to each of the four most highly compensated officers of the Company whose total annual salary and bonus exceed $100,000.

                                              Long-Term Compensation
                      Annual Compensation     Awards             Payouts
Name                                Other     Restricted                   All
and                                 Annual    Stock              LTIP    Compen-
Principal            Salary   Bonus Compen-   Award(s)  Options/ Payouts sation
                Year ($)      (S)   sation    ($)       SARs (#) ($)     ($)
David Fox       1995 100,000  0     30,000(1) 0         0        0       0
President and   1994 90,000   0     0         0         0        0       0
Chief Executive 1993 60,000   0     0         0         0        0       0
Officer

(1) Payment of salary deferred in prior period.



Compensation Pursuant to Plans

          Options and Warrants

          The Board of Directors of the Company approved and adopted on April 1, 1984, and the stockholders approved on November 16, 1984, the Nestor, Inc. Incentive Stock Option Plan (the "Plan") within the meaning of Section 422A of the Internal Revenue Code. Giving effect to the adoption of amendments to the Plan in 1985, 1987, 1989, 1993 and 1994 the Plan provides for the granting of options to key executive and supervisory employees for the purchase of up to an aggregate of 2,450,000 shares at fair market value at the time of grant for a term of up to five years from the date of grant. The shares issued under the Plan are registered on Form S-8 under the Securities Act of 1933 as amended, Registration No. 0112965.

          The Company grants warrants and options outside of the Plan, and at the discretion of the Board of Directors, to directors and employees at a price equal to the market price of the Common Stock on the date of grant. No warrants or options were granted to executive officers, other than options under
the Plan, during the fiscal year ended June 30,   1995.  At
June 30, 1995, warrants
entitling David Fox to purchase an aggregate of 68,000 shares at an exercise price of $2.56 per share were outstanding, and warrants entitling Sam Albert, a director, to purchase an aggregate of 20,000 shares were also outstanding.

          Employment Agreement

        As of July 1, 1989, the Company entered into an Employment Agreement with David Fox pursuant to which he was elected President and Chief Executive Officer of the Company. The term of the Agreement ends December 31, 1994, ("Agreement"). The Agreement provides that Mr. Fox is to receive a salary at the rate of $100,000 per annum during the calendar year ended December 31, 1989, $125,000 per annum during the calendar year ending December 31, 1990 and $150,000 per annum during the balance of the term. Pursuant to an agreement dated April 12, 1990 between Mr. Fox and the Company, Mr. Fox agreed to reduce his salary effective April 1, 1990 as provided for under the agreement by 40% until such time as Mr. Fox and the Board of Directors of the Company agree to a change in the reduced salary. As partial consideration for such reduction, the Company agreed to in effect modify the exercise price of the 100,000 options granted to him under the Company's Incentive Stock Option Plan and 68,000 warrants issued to him to an exercise price of $2.56 per share.

          As additional compensation the Company has agreed under the Agreement to pay Mr. Fox as an annual profit incentive 5% of the first $6,000,000 or any part thereof of annual net income before taxes of the Company and 7 1/2% of such net income in excess of $7,000,000. The Company has issued pursuant to the agreement to Mr. Fox in consideration of the sum of four thousand dollars ($4,000) 400,000 shares of the common stock of the Company, all of which shares have been delivered to Mr. Fox.

                PROPOSAL TO APPROVE THE SELECTION
                    OF INDEPENDENT AUDITORS

          The accounting firm of Gassman, Rebhun & Co., P.C. is recommended for election to serve as the Company's independent auditors for the fiscal year ending June 30, 1996. Gassman, Rebhun & Co., P.C. audited the Company's accounting records for the fiscal year ended June 30, 1995.

          Representatives of Gassman, Rebhun & Co., P.C. are not expected to be present at the annual meeting.

                         ANNUAL REPORT
          The annual report to stockholders concerning the operations of the Company for the fiscal year ended June 30, 1995, including financial statements for that year, accompanies this proxy statement.

          STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

          Stockholder proposals for consideration at the annual meeting expected to be held in December 1996 must be received by the Company no later than August 31, 1996 and must comply with the Rules and Regulations of the Securities and Exchange Commission in order to be included in the proxy statement for the 1996 annual meeting.

                         OTHER MATTERS

          The Board of Directors is not aware of any other matters to be presented at the annual meeting. However, if any other matter should properly come before the annual meeting, the persons entitled to vote on that matter will be given the opportunity to do so.

          THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDING JUNE 30, 1995. SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT ONE RICHMOND SQUARE, PROVIDENCE, RHODE ISLAND 02906.

          The above notice and proxy statement are sent by order of the Board of Directors.

                                       Herbert S. Meeker
                                       Secretary
Providence, Rhode Island
                       November 10, 1995

                         Nestor, Inc.

PROXY This proxy is solicited on behalf of the board of Directors.

The undersigned hereby appoints David Fox and Charles Elbaum, and each of them (with full power of substitution), proxies for the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock, par value $.01 per share, and all shares of Series B, Series C and Series D Convertible Preferred Stock, par value $1.00 per share of Nestor, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of the Company's stock holders to be held on December 5, 1995, and at any and all adjournment or postponement thereof.

The Board of Directors recommends a vote "FOR" Proposals 1 and
2.

TO BE SIGNED ON THE REVERSE SIDE

___________________________

Please mark your votes as in this example

1. Election of Directors to serve for a term expiring at the next annual meting of stockholders.

FOR all nominees listed below, except as noted to the contrary below.

WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:  Sam O. Albert, Leon N Cooper, Charles Elbaum, David
Fox, Jeffrey B. Harvey, Simon N. Heifetz, Thomas F. Hill,
Herbert S. Meeker, Bruce W. Schnitzer

Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

_________________________________



2.  Proposal to approve the selection of accountant.  For
Against    Abstain



3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND
2.

The undersigned hereby acknowledges receipt of a copy of the notice of the meeting of stockholders and the related proxy statement.

PLEAS DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

SIGNATURE(S) _________________________________ DATE ___________

PRINTED NAME & TITLE __________________________________________

IMPORTANT: Please date and sign as your name appears above and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in full corporate name by a duly authorized officer whose title is stated.